PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made as of November 10, 2011, by and between COP – DEER VALLEY, LLC, an Arizona limited liability company and COP – PINNACLE PEAK, LLC, an Arizona limited liability company (collectively, the “Seller”), and BUCHANAN STREET PARTNERS, L.P., a Delaware limited partnership (the “Purchaser”).

WITNESSETH:

WHEREAS, the Seller is the owner of the Property (this and other capitalized terms used and not otherwise separately defined herein shall have the meanings given such terms in Section 1); and

WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Property, subject to and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

1.           DEFINITIONS.  Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:

1.1           “Agreement” shall mean this Purchase and Sale Agreement, together with any exhibits and schedules attached hereto, as it and they may be amended from time to time as herein provided.

1.2           “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Arizona are authorized by law or executive action to close.

1.3           “Closing” shall have the meaning given such term in Section 2.2.

1.4           “Closing Date” shall have the meaning given such term in Section 2.2.

1.5           “Commitment” shall have meaning set forth in Section 3.1.

1.6           “Deposit” shall collectively refer to the Initial Deposit and Second Deposit.  The Deposit shall be applicable to the Purchase Price upon the Closing.

1.7           “Escrow Agent” shall have the meaning set forth in Section 2.4.

1.8           “Existing Surveys” shall mean any existing ALTA surveys, if any, and any other “as-built” survey, for each Property that is in Seller’s possession.

1.9           “Existing Title Policies” shall mean the existing title insurance policy for each Property.

1.10         “Deed” shall have the meaning set forth in Section 4.1(a).

1.11         “Improvements” shall mean the existing buildings, fixtures and other structures and improvements situated on, or affixed to, the Land.

1.12         “Initial Deposit” shall have the meaning as set forth in Section 2.3(a).

1.13         “Land” shall mean, (a) the parcel(s) of land described in Exhibit ”A” attached hereto, together with (b) all easements, rights of way, privileges, licenses and appurtenances which the Seller may own with respect thereto.

1.14         “Leases” shall mean the leases identified in the Rent Roll and any other leases hereafter entered into in accordance with the terms of this Agreement, and all of Seller’s rights and interests therein, including Seller’s rights to any security deposits held by or for Seller pursuant to the Leases.

1.15         “Other Property” shall mean the Seller’s entire right, title and interest in and to (a) all fixtures, machinery, systems, equipment and items of personal property owned by the Seller and attached or appurtenant to, located on and used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any; (b) all freely assignable intangible property owned by the Seller arising from or used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any, including, without limitation, the right to any trade names with respect to the Property, including, to the extent available, the names Deer Valley and Pinnacle Peak; (c) all use, occupancy, building and operating licenses, permits, approvals, entitlements, conditional use permits and development rights, if any; (d) all freely assignable plans and specifications related to the Land and Improvements, if any, and (e) all water rights, air rights, mineral rights, oil and gas rights and other rights to the subsurface of the Land.  Seller shall not be required to obtain any consents to assignment of the Other Property as a condition to closing except as otherwise expressly agreed to by Seller as provided herein.

1.16         “Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable; (b) the Leases, and (c) such other nonmonetary encumbrances with respect to the Property as may be shown on any title report which are not objected to by the Purchaser (or which are objected to, and subsequently waived, by the Purchaser) in accordance with Section 3.1.

1.17         “Property” or “Properties” shall mean, collectively, all of the Land, the Improvements, the Leases and the Other Property.  The Property consists of two (2) industrial parks commonly known as “Pinnacle Park” and “Deer Valley” containing five (5) buildings totaling approximately 340,646 square feet, located in the City of Phoenix, County of Maricopa, State of Arizona.  Where applicable, as used herein, the term “Property” shall also mean any one of, or each, of the Properties.

1.18         “Purchase Price” shall mean Twenty-Five Million Dollars ($25,000,000.00) in good funds, plus or minus all adjustments, prorations, and credits as provided in this Agreement, and as may be allocated among the Properties as set forth in Section 2.1 below.

1.19         “Purchaser” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.

1.20         “Rent Roll” shall mean Schedule 1 to this Agreement.

1.21         “Second Deposit” shall have the meaning set forth in Section 2.3.

1.22         “Seller” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.

1.23         “Survey” shall have meaning set forth in Section 3.2.

1.24         “Title Company” shall mean First American Title Insurance Company at the office set forth in Section 12.3:  Attention Lance Capel.

1.25         “Title Inspection Period” shall have the meaning set forth in Section 3.1.

2.           PURCHASE AND SALE; CLOSING.

2.1           Purchase and Sale.  In consideration of the payment of the Purchase Price by the Purchaser to the Seller and for other good and valuable consideration, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.  Purchaser shall have the right, no later than three (3) days prior to the Closing, to provide written notice to Seller of Purchaser’s election to allocate a portion of the Purchase Price to each of the Properties, which allocation shall be:  (i) reasonable, (ii) not materially disproportionate based on the relative value of the Properties, and (iii) reflected in the Closing statements and other documents to be exchanged, delivered or recorded at Closing.

2.2           Closing.  The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be processed at the offices of the Escrow Agent on or before December 1, 2011 (the “Closing Date”).  The Closing shall be the date that the Deed for both Properties is recorded in the Maricopa County recorder’s office.  The Deed shall be recorded on the same Business Day (Arizona time).  Purchaser shall not have the right under this Agreement to acquire either Property individually or less than both of the Properties, rather, any Closing that occurs shall be with respect to both of the Properties simultaneously (but Purchaser may require that Seller convey the Property in separate Deeds and/or in separate closing transfer documents, to either the same grantee or two (2) different grantees).

2.3          Payment of Purchase Price.

(a)          Within three (3) Business Days of Opening of Escrow pursuant to Section 2.4, Purchaser shall deposit in escrow with Escrow Agent (as defined in Section 2.4) as the initial earnest money deposit the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (together with all interest thereon, the “Initial Deposit”) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement including, without limitation, Section 3.3 below.  Purchaser acknowledges and agrees that a portion of the Initial Deposit equal to the amount of One Hundred Dollars ($100.00) (the “Independent Consideration”) shall be deemed independent consideration, which amount Seller and Purchaser agree has been bargained for as consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property.  Such sum is independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.  The Initial Deposit shall be held in a separate, interest bearing account.  Purchaser shall pay any of Escrow Agent’s charges for setting up a separate, interest bearing account.  The Initial Deposit (excluding the Independent Consideration) shall be refundable to Purchaser if Purchaser terminates the Agreement prior to the expiration of the Property Inspection Period.

If the Initial Deposit is not paid on or before the date three (3) Business Days after the Opening of Escrow, this Agreement shall automatically stand terminated without further notice in which event Escrow Agent shall return the Initial Deposit to Purchaser and Seller and Purchaser shall have no further obligations under this Agreement except those that expressly survive termination hereunder.

(b)          Within one (1) Business Day following Purchaser’s delivery or deemed delivery of a written notice to Seller approving of the Property pursuant to Section 3.3 below, Purchaser shall deposit in escrow with Escrow Agent an additional earnest money deposit in the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (together with all interest thereon, the “Second Deposit”) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement including, without limitation, Section 3.3 below.  The Second Deposit shall be held in a separate, interest bearing account.  Purchaser shall pay any of Escrow Agent’s charges for setting up a separate, interest bearing account.

(c)          The Purchaser shall deposit in Escrow with Escrow Agent the balance of the Purchase Price so that funds are released to Seller on the Closing Date, subject to adjustment as provided in Article 9.

2.4          Escrow Agent.  Purchaser and Seller hereby engage First American Title Insurance Company at the office set forth in Section 12.3 (“Escrow Agent”) to act as agent for the parties in closing this transaction and carrying out the terms of this Agreement on the terms and conditions set forth herein.  This Agreement shall constitute escrow instructions to Escrow Agent; provided, however, in the event of any inconsistency between the provisions hereof and the provisions of any escrow instructions requested by Escrow Agent, the terms hereof shall govern and control.  “Opening of Escrow” shall mean the date on which Escrow Agent receives one (1) fully executed counterpart of this Agreement from Seller and Purchaser.  Escrow Agent shall give Seller and Purchaser written notice of the date of Opening of Escrow and its signature hereto indicating its acceptance of the escrow instructions.  Escrow and the transaction contemplated hereby shall close (referred to herein interchangeably as the “Close of Escrow,” the “Closing,” or by similar words) when all documents and funds necessary to close this transaction have been received by Escrow Agent and the Deed conveying title to the Properties to Purchaser has been recorded in accordance with Section 2.2.  This Agreement will constitute the sole escrow instructions to Escrow Agent, and the standard form escrow instructions of Escrow Agent will not be used for this transaction.  Specifically, the parties have rejected any provisions in standard form escrow instructions pertaining to the procedure for cancellation (such as the 13-day notice provision) as well any provisions indemnifying Escrow Agent for its negligence, or giving a broker or other third party any interest in the escrow for this transaction.

3.           TITLE, DILIGENCE MATERIALS, ETC.

3.1           Title.  Escrow Agent is hereby instructed to, within five (5) days after the date of Opening of Escrow, provide to Purchaser a Commitment for Title Insurance relating to each Property (which Commitment, together with any amendments thereto is referred to as the “Commitment”), disclosing all matters of record which relate to the title to each Property and Escrow Agent’s requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in Section 4.2.  Escrow Agent shall also simultaneously cause legible copies of all instruments and other documents referred to in the Commitment (collectively, the “Underlying Documents”) to be furnished to Purchaser.  On or before November 14, 2011 (the “Title Inspection Period”), the Purchaser shall give the Seller written notice of any title exceptions set forth on the Commitment as to which the Purchaser objects, in its sole and absolute discretion.  The Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects; provided, however, that Seller shall be obligated to remove, satisfy or otherwise eliminate, on or before Closing, all mortgages, deeds-of-trust and other monetary liens (“Monetary Items”) (other than liens for property taxes not yet due and payable).  If Seller elects to take such actions as may be required to cause such exceptions as to which Purchaser has objected to be removed from the Commitment, the Seller shall, on or before the second (2nd) Business Day following delivery of Purchaser’s objections, give the Purchaser written notice thereof; it being understood and agreed that the failure of the Seller to timely give such written notice as to any matters objected to by Purchaser shall be deemed an election by the Seller not to remedy such matters.  If the Seller elects (or is deemed to have elected) not to cure any title defects to which the Purchaser has so objected, the Purchaser may elect (i) to terminate this Agreement, in which case Purchaser shall receive a prompt return of the Initial Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof (whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions).  The Purchaser shall make any such election by written notice to the Seller given on or prior to the expiration of the Property Inspection Period and time shall be of the essence with respect to the giving of such notice.  Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above.  Escrow Agent shall also promptly deliver to Purchaser any updated or revised Commitment, and the corresponding Underlying Documents, which reflect any new lien, encumbrance, or other exception to title first arising after the Opening of Escrow and not shown on the original Commitment described above (a “New Title Matter”), as to which the same procedures, rights and other provisions set forth above in this Section 3.1 shall apply, except that the Title Inspection Period with respect to any such New Title Matter shall be five (5) days and Purchaser’s election shall be made within two (2) Business Days after Seller’s response (or failed response).  If Seller fails to discharge or cure Monetary Items at Closing, Purchaser shall have the right to take such title as Seller can convey, with an abatement of the Purchase Price in the amount of the Monetary Items not cured or discharged, or terminate this Agreement and receive a refund of the Deposit.

3.2           Survey.  Seller shall, within five (5) days after the Opening of Escrow, provide Purchaser with any Existing Surveys to the extent such exist and are in Seller’s possession or control.  Purchaser may, at its cost, cause any such survey to be updated, or, in the event there is no Existing Survey, cause a new survey to be prepared (collectively, the “Survey”).  Purchaser shall have until the end of the Property Inspection Period to object in writing to any matter shown in the Survey.  If Purchaser fails to object within such time period, the legal description of the Property and any other matters shown in the Survey shall be deemed approved by Purchaser.  If Purchaser does object in writing to any matter shown in the Survey, Purchaser shall specify the matter objected to in the Title Objection Notice.

3.3           Property Documents.  Purchaser hereby acknowledges that Seller has delivered to Purchaser the Rent Roll and true and correct copies of documents set forth on Schedule 2 to the extent such documents exist and are in Seller’s possession or control (the “Property Documents”).  Seller agrees to make available to Purchaser any additional documents in Seller’s possession excluding any proprietary, confidential or privileged information, that Purchaser may reasonably request during the term of this Agreement, including, without limitation, any existing property condition reports and environmental reports.  Seller may provide such copies to Purchaser in electronic format.  Purchaser acknowledges and agrees that Seller’s Property Documents will be provided by Seller to accommodate and facilitate Purchaser’s investigations relating to the Land and the Property and that, except as expressly set forth herein, Seller makes no representations and warranties of any kind regarding the accuracy or thoroughness of the information contained in Seller’s Property Documents and Purchaser shall not be entitled to rely on the Property Documents.  Purchaser must perform its own due diligence investigation of the Properties.

Subject to the terms and conditions below, Purchaser shall have until 5:00 p.m. Pacific time on November 17, 2011 (the “Property Inspection Period”) to review the Property Documents and perform a feasibility study or studies with respect to the Property which may include market and engineering studies, leasing and financial investigations, soil tests, drainage studies, confirmation that all utilities including water, electric, gas, sewer and telephone are available to the Property, environmental investigations, confirmation of zoning, and/or such other tests, studies or investigations with respect to the Property as Purchaser deems appropriate in its sole and absolute discretion.  Subject to the rights of tenants of the Property under their respective leases and with reasonable advance notice to Seller, Seller shall cause reasonable access to the Property to be available to Purchaser and the persons so designated by it during the regular business hours of the respective Property, and shall afford them the opportunity to inspect and perform any tests upon the Property that Purchaser deems necessary or appropriate to determine whether the Property is suitable for Purchaser’s purposes, in Purchaser’s sole and absolute discretion.  At Seller’s request, Seller and/or the involved tenant or its designees shall be entitled to accompany Purchaser during any such inspection.  Purchaser shall have the right to conduct a Phase I environmental site assessment and, with Seller’s prior written consent (to be given or withheld in Seller’s reasonable discretion) a Phase II environmental site assessment (including soils borings, soil sampling and, if relevant, ground water testing, and invasive sampling of building materials with respect to the Premises).  Purchaser’s activities at the Property shall be conducted in such a manner so as not to unreasonably interfere with the occupancy of tenants or their employees, licensees or invitees.  Purchaser shall have the right to conduct tenant interviews, but with Purchaser to be accompanied by a Seller representative if requested by Seller.  Notwithstanding the foregoing, Purchaser shall not conduct any intrusive testing of any of the Property without the prior written consent of Seller, not to be unreasonably withheld.

If Purchaser, after conducting such inspections, investigations, and tests, determines that the Property or any part thereof or the Property Documents, or any other aspect of the Property whatsoever, are not, in Purchaser’s sole and absolute discretion, satisfactory for any reason, or no reason at all, then Purchaser may elect, at any time on or prior to the date of expiration of the Property Inspection Period, to cancel this Agreement and the Escrow by written notice to Seller, in which case Purchaser shall receive a prompt return of the Initial Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination.  Upon termination by Purchaser, Seller shall have the right to demand from Purchaser all third-party, non-proprietary documents obtained by or for Purchaser with respect to its investigations of the Property, all without representation on warranties whatsoever.  Notwithstanding anything else contained herein to the contrary, if Purchaser has not provided Seller with a written notice of disapproval of the Property or Property Documents prior to the end of the Property Inspection Period, the Property and Property Documents shall be automatically deemed approved by Purchaser as of the end of the Property Inspection Period and Purchaser shall deliver the Second Deposit into Escrow in accordance with Section 2.3(b).  When Purchaser gives Seller written notice of approval of its due diligence or is deemed to have given Seller notice of such approval, the Deposit shall be non-refundable to Purchaser, except as otherwise expressly set forth in this Agreement.  If Purchaser cancels this Agreement as provided in this Section 3.3, then (i) Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the Escrow; (ii) Escrow Agent shall return to Purchaser all documents Purchaser deposited with Escrow Agent in connection with the Escrow; and (iii) Escrow Agent shall return the Deposit to Purchaser.  Upon such event, this Agreement and the Escrow shall be deemed null and void and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement.

Purchaser or Purchaser’s representatives, agents and/or consultants shall keep in full force and effect general liability insurance from an insurance company and in form and substance reasonably approved by Seller, naming Seller as an additional insured during Purchaser’s or Purchaser’s agents, representatives and/or consultants entries and inspections of the Property, as follows:

A.          Commercial general liability insurance with combined single limits of not less than $1,000,000.00 per occurrence for bodily injury and property damage.

B.           Any contractor hired to perform environmental tests to the Property shall maintain errors and omissions or professional liability insurance covering injury or damage arising out of the rendering or failing to render professional services with limits of at least $1,000,000.00 per claim.

C.           All insurance maintained under this Section 3.3 shall be procured from insurance companies licensed to do business in Arizona.

Any damage, disturbance or other disruption of the Improvements or the Land or other portion of the Property caused by Purchaser or its employees, contractors or agents shall be promptly repaired and/or placed in the condition existing prior to disturbance thereof by Purchaser or its employees, contractors and agents upon completion of any activities by such parties on or with respect to the Property; provided that Purchaser shall not be obligated to restore any adverse pre-existing condition merely discovered by Purchaser.  The obligation in the previous sentence shall survive any termination or cancellation of this Agreement.

3.4           Inspection Indemnity.  Purchaser shall indemnify, defend and hold harmless Seller for, from and against any and all losses, defaults, liabilities, causes of action, demands, claims, damage or expenses of every kind including, without limitation, attorneys’ fees and court costs, arising as a result of each of the inspections by Purchaser and/or its employees, agents and contractors, and from and against any mechanic’s liens or claims of lien resulting therefrom (“Inspection Indemnity”); provided that such indemnity shall not apply to any adverse pre-existing condition merely discovered by Purchaser.  The Inspection Indemnity shall survive the Close of Escrow or any termination or cancellation of this Agreement.

4.           CONDITIONS TO THE PURCHASER’S OBLIGATION TO CLOSE.  The obligation of the Purchaser to acquire the Property shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

4.1          Closing Documents.  The Seller and Purchaser as applicable shall have delivered, or cause to have been delivered, to the Escrow Agent the following:

(a)          A special warranty deed covering each Property in the form attached hereto as Exhibit ”G” (the “Deed”), duly executed and acknowledged by the Seller, conveying title to the Property, free from all liens and encumbrances other than the Permitted Exceptions;

(b)          An assignment by the Seller and an assumption by the Purchaser, in the form set forth on Exhibit ”C” attached hereto (“Assignment of Leases”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title, interest, obligations and liabilities in, to and under the Leases;

(c)          Written notice to each of the tenants of the Property in the form set forth on Exhibit ”E” attached hereto (“Notices to Tenants”) executed by Seller and Purchaser which notifies the tenants to pay to the Purchaser all rent and other payments made by the tenants under the Leases from and after the Closing Date;

(d)          A general assignment by the Seller and an assumption by the Purchaser in the form set forth on Exhibit ”B” attached hereto (“General Assignment”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title interest obligations and liabilities, if any, in, to and under all freely transferable Other Property;

(e)          A bill of sale executed by the Seller, in the form set forth on Exhibit ”D” attached hereto (“Bill of Sale”), with respect to any personal property situated at the Property and owned by Seller and used in connection with the Property (it being understood and agreed that no portion of the Purchase Price is allocated to personal property);

(f)          To the extent the same are in the Seller’s possession or control, copies of all material documents and agreements, plans and specifications and contracts, licenses and permits pertaining to the Property (provided that at the parties’ election, such materials may be delivered outside of Escrow);

(g)          To the extent the same are in the Seller’s possession or control, duly executed original copies of the Leases (provided that at the parties’ election, such materials may be delivered outside of Escrow);

(h)          A closing statement showing the Purchase Price, apportionments and fees, and costs and expenses paid in connection with the Closing, all according to the applicable provisions of this Agreement; and

(i)          Such other conveyance documents, certificates, deeds and other instruments as the Escrow Agent or the Title Company may reasonably require and as are customary in like transactions in sales of property in similar transactions, including, without limitation, a FIRPTA Certificate and an Arizona Affidavit of Value.

4.2          Title Policy.  The Title Company shall be prepared to issue, upon payment of the title premium, a title policy in the aggregate amount of the Purchase Price (as same may be allocated as provided in Section 2.1, above), insuring title to each Property is vested in the Purchaser or its permitted designee or assignee, subject only to the Permitted Exceptions.  Seller shall not be responsible for payment of any additional title premium due to Purchaser’s allocation of the Purchase Price between the Properties.

4.3          Additional Conditions.

(a)          All representations and warranties of the Seller herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Seller shall not be in default under this Agreement.

(b)          No later than five (5) Business Days prior to the Closing Date, Seller shall have obtained estoppel certificates from tenants comprising no less than eighty percent (80%) of the leased square footage of the Improvements of each Property (measured as of the Opening of Escrow) and including, in any event, tenant estoppels from every tenant under a Lease covering 20,000 or more rentable square feet (each, a “Major Tenant” and collectively, the “Major Tenants”), in the form prescribed by the particular tenant’s corresponding Lease, and if (and only if) no estoppel certificate form is prescribed by the particular Lease, then in a form attached hereto as Exhibit ”F”, dated no earlier than thirty (30) days prior to Closing (the “Tenant Estoppels”).  Executed Tenant Estoppels presented to Purchaser and not objected to within three (3) Business Days after Purchaser’s receipt of same shall be deemed approved.  Such Tenant Estoppels shall be consistent with each corresponding Lease, and shall not reveal any default by landlord or tenant, any right to offset rent by the tenant or any claim of the same, or any lease documents or other agreements not delivered to Purchaser that would have an adverse material impact on the Lease.  Notwithstanding the foregoing, any modification by a tenant to an estoppel certificate to qualify with a knowledge standard, or to conform a statement to the applicable Lease, shall not be grounds for disapproval by Purchaser.  Seller shall make reasonable efforts to obtain and deliver the Tenant Estoppels required under this Section 4.3(b), provided, however, in no event shall Seller be deemed in default under this Agreement in the event of Seller’s inability to timely provide all of the required Tenant Estoppels hereunder, and Purchaser’s sole remedy against Seller in the event of Seller’s inability to provide the required Tenant Estoppels shall be to terminate this Agreement, and receive a refund of its Deposit (less the Independent Consideration).

At such time as Seller delivers to Purchaser executed Tenant Estoppels from tenants comprising no less than eighty percent (80%) of the leased square footage of the Improvements of each Property, including in any event from all Major Tenants, in the form and satisfying the requirements provided in Section 4.3(b) above (collectively, the “Minimum Required Tenant Estoppels”), and same have not been disapproved by Purchaser as provided above, then the Purchaser’s condition to Closing set forth in this Section shall automatically be deemed satisfied, and Seller shall have no obligation to execute any substitute Tenant Estoppels for any tenant that has not delivered an Estoppel Certificate, or for any Estoppel Certificate that has been disapproved by Purchaser. However, if any estoppel discloses a default by Seller under a lease, Purchaser shall have the right to terminate this Agreement and receive a refund of the Deposit.  Notwithstanding the foregoing, in the event that Seller is unable, despite its reasonable efforts to provide the Minimum Required Tenant Estoppels to Purchaser on or before the fifth (5th) Business Day prior to Closing, then Seller shall have the right in its sole discretion (but not the obligation) to unilaterally satisfy the condition set forth in this Section 4.3(b) by providing substitute Estoppel Certificate(s) executed by Seller, and in the exact form as would be required per the foregoing provisions had the tenant signed such estoppel certificate (“Substitute Estoppel Certificate”), for any tenants who do not provide a Estoppel Certificate or whose Estoppel Certificate has been disapproved by Purchaser, provided, however, that Seller’s right to provide a Substitute Estoppel Certificate shall not apply to any Major Tenant, nor shall Seller be permitted to provide Substitute Estoppel Certificates for more than twelve percent (12%) of the square footage of the Improvements of any Property.  Seller shall be automatically released from liability for any certification in any such Substitute Estoppel Certificate to the extent such certification is ultimately made to Purchaser by an Estoppel Certificate executed by the applicable tenant, whether prior to or following the Close of Escrow, provided such tenant estoppel certificate is in a form which would have satisfied the requirements of this Section 4.3(b) had it been timely delivered to Purchaser.

(c)          Purchaser shall not have terminated this Agreement in accordance with Section 10.1 or Section 10.2 below.

4.4          Rent Roll.  As of the Closing Date, the square footage of leased space in the Improvements shall not be reduced by more than five percent (5%) from that existing as of the expiration of the Property Inspection Period.  For purposes of this Section, the leased square footage shall be deemed reduced in the event that between the Property Inspection Period and Closing Date, (i) a tenant has vacated its space prior to the expiration of its Lease term and stopped paying rent in accordance with its Lease, or (ii) a tenant has filed for bankruptcy or become the subject of a bankruptcy proceeding, or (iii) Seller has terminated a tenant lease without the consent of Buyer as provided herein.

4.5           Condition.  As of the Closing Date, there shall not have been a material adverse change in the environmental condition of the Property from the condition existing on the expiration of the Property Inspection Period.

4.6           Waiver of Conditions.  If any of the conditions in this Section 4 are not satisfied as of the Closing Date, Purchaser shall have the right to either (a) waive such condition and complete Closing, or (b) terminate this Agreement and receive a refund of the Deposit (less the Independent Consideration).  The foregoing shall not affect Purchaser’s rights and remedies in the event any of the conditions are not satisfied as a result of Seller’s default, subject to the limitations in Section 11.1 below.

5.           CONDITIONS TO SELLER’ OBLIGATION TO CLOSE.  The obligation of the Seller to convey the Property to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

5.1           Purchase Price.  The Purchaser shall deliver to the Escrow Agent the Purchase Price payable hereunder (less the Deposit which shall be applied to the Purchase Price), subject to the adjustments set forth in Section 2.3, together with any closing costs to be paid by the Purchaser under Section 9.2.

5.2           Closing Documents.  The Purchaser shall have delivered to the Escrow Agent duly executed and acknowledged counterparts of the documents described in Section 4.1, where required.

5.3           Other Conditions.  All representations and warranties of the Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Purchaser shall not be in default under this Agreement.

6.           REPRESENTATIONS AND WARRANTIES OF SELLER.  To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as of the date of this Agreement and as of Closing, except as qualified by Schedule 3, as follows:

6.1           Status and Authority of the Seller.  The Seller is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its organizational documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

6.2           Action of the Seller.  The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Seller on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

6.3           No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by the Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller is bound.

6.4           Litigation.  Seller has not received written notice that, nor to Seller’s actual knowledge is there, any investigation, action, claim or proceeding pending, asserted, or threatened, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) involves condemnation or eminent domain proceedings against the Property or any portion thereof, or (iii) affects or will affect the Property or Purchaser after Closing.

6.5           Existing Leases.  Subject to Section 8.1, other than the Leases listed in the Rent Roll, the Seller has not entered into any oral or written contract or agreement with respect to the use or occupancy of the Property that will be binding on the Purchaser after the Closing.  The copies of the Leases and all tenant correspondence files heretofore delivered by the Seller to the Purchaser are true, correct and complete copies thereof.  To Seller’s knowledge, the information set forth in the Rent Roll (which was prepared by Seller’s property manager) is true, correct and complete in all material respects. Seller further represents and warrants that there are not outstanding brokerage commissions or tenant improvement allowances outstanding under Existing Leases except: Seller discloses that the tenant improvement costs in connection with D. Stevens, LLC – 21420 N. 15th Lane, Suite 108 have not yet been paid.  The tenant improvements are currently in progress and will be paid by Seller at completion.

6.6           Agreements.  Other than as set forth in the Property Documents, the Seller has not entered into any contract or agreement with respect to the Property which will be binding on the Purchaser after the Closing other than contracts and agreements which are terminable upon thirty (30) days notice without payment of premium or penalty; provided that Seller shall terminate all existing property management agreements and lease commission agreements.  Seller covenants and agrees that it shall deliver the termination notice to the applicable parties on that date that is one (1) business day following the expiration of the Property Inspection Period (and Purchaser's waiver of contingencies).

6.7           Not a Foreign Person.  The Seller is not a “foreign person” within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

6.8           Prohibited Person.  For purposes of this Agreement, a “Prohibited Person” means any of the following:  (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or Controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).  Seller represents and warrants to Purchaser, knowing that Purchaser is relying on such representation and warranty, that Seller is not a Prohibited Person.

6.9           No Approval.  No authorization, consent, or approval of any governmental authority is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

6.10         Bankruptcy.  Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

6.11         No Notices.  Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act or any law of regulation respecting the presence of hazardous materials or toxic waste on the Property), which has not been cured or waived.

6.12         Cause to be Untrue.  Seller will not take or cause to be taken any intentional action which would cause any of the representations or warranties contained in this Agreement to be untrue as of the Close of Escrow.

The representations and warranties made in this Agreement by the Seller shall be continuing and shall be deemed remade by the Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by the Seller shall survive the Closing for a period of six (6) months, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Purchaser files a legal action in a court with appropriate jurisdiction for breach of the representations and warranties within said 6-month period.  References in this Article 6 to the “actual knowledge” of Seller shall refer only to the actual knowledge of Jon Carley, who Seller hereby represents to be the person most knowledgeable and qualified to make the foregoing representations and warranties on behalf of Seller (which knowledge shall not include any imputed or constructive knowledge), and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose upon such designated individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains or to impose any personal liability on such individual.  No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually disclosed by Seller to Purchaser prior to Closing in writing; and (b) unless the valid claim for any single claimed breach is more than Ten Thousand and No/100 Dollars ($10,000.00).  Seller shall be deemed to have disclosed and Purchaser shall have actual knowledge of all matters in the Underlying Documents, Property Documents and all materials obtained by Purchaser during its due diligence investigation.  In no event shall the total liability of Seller to Purchaser for all breaches of all representations and warranties of Seller in this Agreement exceed Five Hundred Thousand Dollars ($500,000.00) per Property, and One Million Dollars ($1,000,000) in the aggregate for both properties that constitute the Property.  If prior to Closing, Seller’s representations, as remade on the Closing Date, shall result in Seller’s Representations made as of the Effective Date being untrue in any material respect as of the Closing Date as a result of a change in condition occurring after opening of Escrow (for reasons other than a breach of Seller’s representation set forth in Section 6.12 above), then Purchaser may, at Purchaser’s option, as its sole and exclusive remedy, terminate this Agreement by notice in writing to Seller, in which event Escrow Agent shall promptly refund the entire Deposit (less the Independent Consideration) to Purchaser.  Notwithstanding the foregoing, the Seller’s cap on liability shall not apply to (i) Seller’s obligations set forth in Sections 6.5 and 8.4 and Article 9; and (ii) attorneys’ fees incurred by Buyer if Buyer is the prevailing party in any action or proceeding based on a breach of Seller’s obligations set forth in Articles 6 and 9, and Section 8.4.

6.13         AS-IS.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, THE SELLER HAS NOT MADE, AND THE PURCHASER HAS NOT RELIED ON, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PROPERTY, WHETHER MADE BY THE SELLER, ON THE SELLER’S BEHALF OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, THE FINANCIAL CONDITION OF THE TENANTS UNDER THE LEASES, TITLE TO OR THE BOUNDARIES OF THE PROPERTY, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS WASTES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL DEFECTS OR CONDITIONS, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, OR THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS.  FURTHERMORE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES OR OFFERING CIRCULARS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, THE REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING AND ANY OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE MARKET AND PHYSICAL ENVIRONMENTS IN WHICH THEY ARE LOCATED.  THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, (i) THE PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF RELYING UPON ITS OWN INVESTIGATION OR THAT OF ITS CONSULTANTS WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND (ii) THE PURCHASER IS NOT RELYING UPON THE PROPERTY DOCUMENTS OR ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, MADE.  PRIOR TO THE CLOSING PURCHASER WILL HAVE HAD AN ADEQUATE OPPORTUNITY TO INSPECT THE PROPERTY AND BECOME FULLY FAMILIAR WITH THE PHYSICAL CONDITION THEREOF AND, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT, SHALL PURCHASE THE PROPERTY IN ITS “AS-IS”, “WHERE IS” AND “WITH ALL FAULTS” CONDITION ON THE CLOSING DATE.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE EVENT THAT PURCHASER HAS ACTUAL KNOWLEDGE OF A DEFAULT BY SELLER (A “KNOWN DEFAULT”), BUT NONETHELESS ELECTS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND PROCEEDS TO CLOSING, THEN THE RIGHTS AND REMEDIES OF PURCHASER SHALL BE WAIVED WITH RESPECT TO SUCH KNOWN DEFAULT UPON THE CLOSING AND SELLER SHALL HAVE NO LIABILITY WITH RESPECT THERETO.  EXCEPT IN THE EVENT OF SELLER’S FRAUD, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, FROM AND AFTER THE CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION EXCEPT FOR FRAUD AND SELLER’S OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING CAUSES OF ACTION IN TORT OTHER THAN FRAUD), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS OPERATION OR IN ANY OTHER WAY.  IN CONNECTION WITH THE FOREGOING, PURCHASER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES THE BENEFITS OF ANY PROVISION OR PRINCIPLE OF ANY FEDERAL, STATE OR LOCAL LAW OR REGULATION THAT MAY LIMIT THE SCOPE OR EFFECT OF THE FOREGOING WAIVER AND RELEASE.  PURCHASER DOES NOT WAIVE OR RELEASE SELLER FROM ANY RIGHTS OF CONTRIBUTION WITH RESPECT TO ANY THIRD PARTY CLAIMS ARISING FROM SELLER’S ACTS OR OMISSIONS DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY; PROVIDED, HOWEVER, SELLER SHALL HAVE NO INDEMNITY OF DEFENSE OBLIGATIONS TO PURCHASER.  NOTHING HEREIN SHALL MODIFY THE INDEMNITIES IN THE ASSIGNMENT OF LEASES.

This release by Purchaser shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release.  Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Seller or any other released party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

Purchaser’s Initials

7.           REPRESENTATIONS AND WARRANTIES OF PURCHASER.  To induce the Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as follows:

7.1           Status and Authority of the Purchaser.  The Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

7.2           Action of the Purchaser.  The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

7.3           No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

7.4           Litigation.  The Purchaser has received no written notice that any investigation, action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

7.5           Prohibited Person.  Purchaser represents and warrants to Seller, knowing that Seller is relying on such representation and warranty, that Purchaser is not a Prohibited Person.

7.6           No Approvals.  No authorization, consent, or approval of any governmental authority is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder.

7.7           Bankruptcy.  Purchaser has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Purchaser’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of six (6) months, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Seller files a legal action in a court with appropriate jurisdiction for breach of Purchaser’s representations and warranties prior to the expiration of said period.

8.           COVENANTS OF THE SELLER.  The Seller hereby covenants with the Purchaser between the date of this Agreement and the Closing Date or earlier termination of the Agreement as follows:

8.1           Approval of Leasing.  Following expiration of the Property Inspection Period, Seller will not extend, amend or terminate any existing Lease, or enter into any new Lease without providing Purchaser the following:  (a) all material supporting documentation, including, without limitation, broker’s commissions, tenant improvement allowances, cancellation fees and any tenant financial information to the extent in Seller’s possession and (b) as to any such extension, amendment or termination of a Lease, or new Lease which is to be executed after the expiration of the Property Inspection Period, or which is to become effective after the expiration of the Property Inspection Period but which was not disclosed to Purchaser prior to the expiration of the Property Inspection Period, Seller must receive Purchaser’s prior written (e-mail delivery is acceptable) approval which may be withheld in Purchaser’s commercially reasonable discretion.  In addition, Seller shall have the right, but not the obligation, to seek the approval of the Purchaser for any amendment, extension or termination of any existing Lease, or any new Lease, becoming effective during the Property Inspection Period in the foregoing manner, but in the event Seller does not seek Purchaser’s approval of any such amendment, extension, termination, or new Lease, Seller shall nevertheless provide Purchaser with prompt written notice thereof at least two (2) Business Days prior to the expiration of the Property Inspection Period.  Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease, or new Lease within five (5) days after Purchaser’s receipt of all of the items described above.  If Purchaser does not respond to Seller’s request within such five (5) day time period, then Purchaser will be deemed to have disapproved such amendment, termination or new Lease.

8.2          Operation of Property.  To continue to operate the Property substantially consistent with past practices.  Seller shall not make any material alterations or improvements to the Property, except as required under this Agreement or to comply with any of the Leases.

8.3          Compliance with Laws.  To comply in all respects with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Property, or the use or occupancy thereof, and (ii) all material terms, covenants and conditions of all agreements affecting the Property.

8.4          Compliance with Agreements.  To comply with each and every material term, covenant and condition contained in the Leases and any other material document or agreement affecting the Property.

8.5          Notice of Material Changes or Untrue Representations.  Upon learning of any material adverse change affecting the Property or any event or circumstance which makes any representation or warranty of the Seller to the Purchaser under this Agreement untrue or misleading, promptly to notify the Purchaser thereof in writing.

8.6          Insurance.  To maintain, or cause to be maintained, all existing property insurance relating to the Property.

8.7          Cooperation.  The Purchaser and the Seller shall reasonably cooperate in complying with the requirements under the Leases in connection with the transfer and assignment of the Property and the Leases to the Purchaser.

8.8          Contracts.  Seller shall not enter into any contracts prior to Closing that cannot be terminated upon 30 days notice, with no penalties.

9.           APPORTIONMENTS.

9.1          Real Property Apportionments.

(a)         The following items shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date:

(i)          to the extent same have been paid to Seller as of the Closing Date, monthly Rents that are not delinquent, operating costs, taxes and other charges payable under the Leases.  Delinquent rents will be handled in accordance with Section 9.1(h) below;

(ii)         to the extent same have been paid to Seller as of the Closing Date, percentage rents and other unfixed charges payable under the Leases;

(iii)        fuel, electric, water and other utility costs, subject to Section 9.1(b);

(iv)         municipal assessments;

(v)          non-delinquent real property taxes and assessments;

(vi)         water and sewer rates and charges; and

(vii)        all other items of income and expense normally apportioned in sales of property in similar situations in the jurisdiction where each Property is located (including, without limitation, any so-called rental taxes).

If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than twelve (12) months after the Closing Date.

(b)          If there are water, gas, electric or other utility meters located at the Property, the Seller shall obtain readings thereof prior to the Closing Date and the unfixed water rates and charges, sewer charges, and gas and electricity charges.  Seller shall pay all rates, rents and other charges at Closing.  If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer charges, rents and gas and electricity charges or other utility charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available.  Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and the Seller or the Purchaser, as the case may be, promptly shall make a payment to the other based upon such recalculations.  The parties agree to make such final recalculations within sixty (60) days after the Closing Date.

(c)          If any refunds of real property taxes or assessments, water rates and charges or sewer charges shall be made after the Closing, the same shall be held in trust by the Seller or the Purchaser, as the case may be, and shall first be applied to the any unreimbursed costs incurred in obtaining the same, then to any required refunds to tenants under the Leases, and the balance, if any, shall be paid to the Seller (for the period prior to the Closing Date) and to the Purchaser (for the period commencing with the Closing Date).

(d)          No insurance policies of the Seller are to be transferred to the Purchaser, and no apportionment of the premiums therefor shall be made.  Purchaser acknowledges that Seller will terminate its insurance policies covering the Property and that Purchaser must obtain its own insurance for the Closing Date onward.

(e)          At the Closing, the Seller shall transfer to, or cause to be credited to, the Purchaser the amount of all unapplied security deposits held pursuant to the terms of the Leases.  Seller covenants and agrees that it shall not apply any security deposits prior to the expiration of the Property Inspection Period without prior written notice to Purchaser.  Following the expiration of the Property Inspection Period, Seller covenants and agrees that it shall not apply any security deposits without the prior written consent of Purchaser.  Any security deposits delivered in the form of a letter of credit shall be assigned to Purchaser at Closing (which assignment must include the letter of credit issuer's express written consent to such assignment), and the original letter of credit shall be delivered to Purchaser at Closing.  Prior to Closing, Seller shall be responsible for obtaining all consents and documents from the issuer of any such letter of credit that are necessary to assign the same to Purchaser.  If an assignment of the letter of credit is not permitted, then Seller shall deliver a new letter of credit in favor of Purchaser upon the Closing.  Seller shall be responsible for any transfer fees or re-issuance fees charged by the issuer of the letter of credit.

(f)          Brokerage commissions, tenant improvement expenses and other amounts payable by the Seller as landlord (i) under Leases first entered into by the Seller after the Opening of Escrow and approved by Purchaser pursuant to the approval procedures set forth in Section 8.1, or (ii) due in connection with the renewal or extension of any existing Lease after the Opening of Escrow, shall be the sole responsibility of the Purchaser.  The Purchaser shall only receive a credit at Closing for any unfunded or unpaid brokerage commissions, tenant improvement allowances, moving allowances, free or reduced rent and other amounts payable by the Seller, or similar tenant inducements, granted by Seller, as landlord under Leases (only to the extent) entered into by the Seller prior to the date of this Agreement and where such costs are unfunded.

(g)          If a net amount is owed by the Seller to the Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price.  If a net amount is owed by the Purchaser to the Seller pursuant to this Section 9.1, such amount shall be added to the Purchase Price paid to the Seller.

(h)          If, on the Closing Date, there are past due rents with respect to any Lease, then such delinquent rents shall not be prorated at Closing.  Any delinquent rents received by the Purchaser from a tenant after the Closing shall be applied between the parties, as follows:  first, to the actual out of pocket expenses incurred by Purchaser in collecting such rents, and second, to rents due or to become due to Purchaser for periods after Closing, third to rents due for the calendar month in which the Closing occurs, and fourth, to all other rents due or past due in inverse order to the order in which they became due (i.e., first to arrearages most recently occurring, then to older arrearages).  Seller shall promptly remit to Purchaser all sums received by Seller from tenants after the Closing other than for rents for which Purchaser received credit hereunder.  Any delinquent rents not paid to Purchaser shall bear interest at the maximum rate by law until paid.  Seller shall have the right to attempt to collect any past due rents or other amounts following the Closing; provided, however, Seller may not seek to terminate any Lease or disturb any tenant’s right of possession.

(i)          Within five (5) days prior to Closing, Seller shall provide Purchaser with a reconciliation statement with respect to each Lease, comparing the amount of common area maintenance, real estate tax, insurance and other similar reimbursements (“Additional Rent”) collected from tenants of the Improvements on an estimated basis during the then current calendar year (or other applicable billing period), against the total expenditures by Seller for the corresponding expenses for which such Additional Rents are collected.   If the total estimated amounts collected under any Lease exceed the actual charges payable under such Lease for the period prior to Closing, Purchaser shall receive a credit therefor at Closing, and if the total estimated amounts collected under any Lease is less than the actual charges payable under such Lease for the period prior to Closing, Seller shall receive a credit therefor at Closing.  At the time of any final calculation and collection from the tenants of the Additional Rents for the year in which the Closing has occurred, whether in the nature of year-end reconciliations or payments in arrears, Seller or Purchaser shall reprorate the Additional Rents and corresponding charges based upon the total amount thereof no later than April 1, 2012.  If, as a result of such reproration, the parties determine that either Seller or Purchaser received from the tenants (as adjusted for the proration made at Closing) an amount of Additional Rent in excess of the amount to which such party is entitled, such party shall pay such excess to the other party within thirty (30) days after the reproration is determined. In connection with the foregoing, Purchaser and Seller shall cooperate with each other concerning the calculation of the reproration.

The provisions of this Section 9.1 shall survive the Closing.

9.2          Closing Costs.

(j)          The Purchaser shall pay (i) the costs its own diligence in connection with the transactions contemplated hereby; (ii) all premiums, charges and fees of the Title Company in excess of the premium for standard owner’s coverage under the title policy in the amount of the Purchase Price including for the Purchaser’s account the cost of extended coverage and any affirmative endorsements, and (iii) fifty percent (50%) of the Escrow Fee.

(k)          The Seller shall pay (i) the title insurance premium for standard owner’s coverage under an ALTA policy of title insurance in the amount of the Purchase Price, (ii) fifty percent (50%) of the Escrow Fee, (iii) all transfer taxes, transfer fees, documentary stamp taxes, and other similar fees, taxes or charges; and (iv) all recording fees.

(l)          Each party shall pay the fees and expenses of its attorneys and other consultants, except as provided in Section 12.9 of this Agreement.

(m)         Any other costs shall be allocated in accordance with customary practice in the jurisdiction in which the relevant Property is located.

10.         DAMAGE TO OR CONDEMNATION OF PROPERTY.

10.1         Casualty.  If, prior to the Closing, any of the individual buildings making up any Property is materially destroyed or damaged by fire or other casualty (i.e., ten percent (10%) or more of any Property or any tenant would have the right to terminate its Lease), or in the event that the physical condition of any Property otherwise suffers a material adverse change resulting in a diminution of value of ten percent (10%) or more of such Property, the Seller shall promptly notify the Purchaser of such fact.  In such event, the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period).  If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder.  If less than a material part of any of the individual buildings making up the Property shall be affected by fire or other casualty or if the Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the Seller shall assign to the Purchaser at the Closing the rights of the Seller to the proceeds, if any, under the Seller’s insurance policies covering the Property with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of any deductible, any proceeds previously received by Seller on account thereof and any deficiency in proceeds.  In the event the Agreement is not terminated, Seller agrees that it shall not compromise, settle or adjust any claims without the prior written consent of Purchaser.

10.2         Condemnation.  If, prior to the Closing, a material part of any of the individual land making up any Property (i.e., a portion of and/or interest in any Property comprising ten percent (10%) or more of the value of any Property or any tenant would have the right to terminate its Lease), is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated, or is sold or conveyed in lieu of such taking), the Seller shall notify the Purchaser of such fact promptly after obtaining knowledge thereof and the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving of the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period).  If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder.  If less than a material part of any of the individual buildings making up the Property shall be affected or if the Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Property shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by the Seller prior to the Closing) and the Seller shall assign to the Purchaser at the Closing all of the Seller’s right, title and interest in and to all awards, if any, for the taking, and the Purchaser shall be entitled to receive and keep all awards for the taking of the Property or portion thereof.  In the event the Agreement is not terminated, Seller agrees that it shall not compromise, settle or adjust any claims without the prior written consent of Purchaser.

10.3         Survival.  The parties’ obligations, if any, under this Section 10 shall survive the Closing.

11.         DEFAULT.

11.1         Default by the Seller.  If the Closing fails to occur solely as a result of a default by Seller hereunder, the Purchaser may, as its sole and exclusive remedy, either (a) terminate this Agreement and receive a refund of its Deposit, plus Purchaser’s actual documented out-of-pocket third party expenses incurred in conducting its due diligence with respect to the transaction contemplated by this Agreement, subject to a cap of Twenty-Five Thousand Dollars ($50,000.00), or (b) pursue an action for specific performance provided that Purchaser files such action in a court with appropriate jurisdiction within thirty (30) days of Seller’s default.

11.2         Default by the Purchaser.  IN THE EVENT OF A DEFAULT BY THE PURCHASER HEREUNDER, THEN SELLER’S SOLE AND EXCLUSIVE RIGHT AND REMEDY FOR SUCH BREACH SHALL BE TO TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO PURCHASER AND ESCROW AGENT IN WHICH EVENT ESCROW AGENT SHALL PAY THE DEPOSIT AND ALL ACCRUED INTEREST THEREON TO SELLER.  THE DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES THAT SELLER WOULD INCUR AS A RESULT OF THE BREACH BY PURCHASER OF ITS OBLIGATION TO PURCHASE THE PROPERTY.  THE PARTIES AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND SHALL CONSTITUTE LIQUIDATED DAMAGES IN ACCORDANCE WITH ALL LAWS APPLICABLE TO THIS TRANSACTION INCLUDING WITHOUT LIMITATION ALL LAWS OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.  SELLER WAIVES ALL OTHER REMEDIES AVAILABLE AT LAW AND IN EQUITY FOR PURCHASER’S BREACH OF ITS OBLIGATION TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, PROVIDED HOWEVER NOTHING HEREIN SHALL LIMIT SELLER’S RIGHT TO RECOVERY FOR (i) PURCHASER’S INDEMNITY OBLIGATIONS; (ii) ANY RIGHT TO ATTORNEY’S FEES UNDER THIS AGREEMENT; OR (iii) PURCHASER’S OBLIGATION TO PROVIDE COPIES OF PURCHASER’S DUE DILIGENCE DOCUMENTS TO SELLER.

/s/ DP	/s/ TR
Purchaser’s Initials	Seller’s Initials

12.         Miscellaneous.

12.1         Brokers.  Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby other than CB Richard Ellis which Seller shall compensate under a separate written agreement if and only if the Closing occurs.  Each party shall indemnify and hold harmless the other party and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including reasonable attorneys’ fees, charges and disbursements arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party.  The provisions of this Section 12.1 shall survive the Closing.

12.2        Publicity.  The parties agree that, during the period prior to Closing, and except as otherwise required by law and except for the exercise of any remedy hereunder or the performing of due diligence investigation, no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party (other than such party’s consultants, employees, partners, attorneys, experts, and prospective lenders and investors) without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

12.3        Notices.

(a)          Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with confirmed receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)          All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)          All such notices shall be addressed,

if to the Seller, to:	Cornerstone Core Properties REIT, Inc.
1920 Main Street
Suite 400
Irvine, CA 92614
Attn: Mr. Jon Carley/Dag Wilkinson, Esq.
Fax No. (949) 250- 0592

with a copy to:	Rutan and Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, CA 92626
Attn: Joe Maga, Esq.
Fax No. (714) 546-9035

if to the Purchaser, to:	Buchanan Street Partners, L.P.
620 Newport Center Drive, 8th Floor
Newport Beach, CA 92660
Attn: Bob Peterson
Fax No. (949) 721-1919

with a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, California 92614-7321
Attn: Sandra A. Jacobson, Esq.
Fax No. (949) 553-8354

If to Escrow Agent, to:	First American Title Company
National Commercial Services
5 First American Way
Santa Ana, CA 92707
Attn: Ms. Kathleen Huntsman
Fax No. (714) 242-7479

(d)          By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

12.4        Waivers.  Subject to the terms of the last paragraph of Section 6, any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right to at a later time enforce or require performance of such provision or any other provision hereof.  This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

12.5        Assignment; Successors and Assigns.  Subject to Section 12.14, this Agreement and all rights and obligations hereunder shall not be assignable, directly or indirectly, by any party without the written consent of the other, except that the Purchaser may assign this Agreement without Seller’s consent to any entity or entities owned in part and controlled or managed by Purchaser or its member, provided that Purchaser shall give Seller written notice of such assignment at least five (5) days before the Closing Date; provided, however, that, in the event this Agreement shall be assigned by Purchaser to any one or more entities owned in part and controlled or managed by the Purchaser or its member, the Purchaser named herein shall remain liable for the obligations of the “Purchaser” hereunder.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

12.6         Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

12.7         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.  The parties may also exchange signatures by facsimile or electronic mail.

12.8         Performance on Business Days.  In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

12.9         Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees and expert witness fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

12.10       Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.11       Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

12.12       Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of Arizona.

12.13       Intentionally Omitted.

12.14       Like-Kind Exchange.  At either party’s request, the non-requesting party will take all actions reasonably requested by the requesting party in order to effectuate all or any part of the transactions contemplated by this Agreement a like-kind exchange for the benefit of the requesting party in accordance with Section 1031 of the Internal Revenue Code, including executing an instrument acknowledging and consenting to any assignment by the requesting party of its rights hereunder to a qualified intermediary or an exchange accommodation titleholder.  In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, the requesting party may assign its rights under this Agreement to a “qualified intermediary” or an “exchange accommodation titleholder” in order to facilitate, at no cost or expense to the other, a forward or reverse like-kind exchange under Section 1031 of the Internal Revenue Code; provided, however, that such assignment will not relieve the requesting party of any of its obligations hereunder.  The non-requesting party will also agree to issue all closing documents, including the deed, to the applicable qualified intermediary or exchange accommodation titleholder if so directed by the requesting party prior to Closing.  Notwithstanding the foregoing, in no event shall the non-exchanging party incur or be subject to any liability that is not otherwise provided for in this Agreement; the Closing Date shall not be delayed as the result of such exchange; all additional costs in connection with such exchange shall be borne by the exchanging party; and the exchanging party shall indemnify the non-exchanging party and hold the non-exchanging party harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys’ fees relating to the non-exchanging party’s participation in such exchange.  This Agreement is not subject to or conditioned upon the ability to consummate an exchange.

12.15       Recording.  Neither this Agreement nor any memorandum thereof may be recorded without the prior written consent of both parties.

12.16       Non-liability of Representatives of Seller.  No trustee, officer, shareholder, employee or agent of the Seller shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Seller.  Purchaser shall look only to the assets of the Seller for the payment of any sum or the performance of any obligation hereunder.

12.17       Non-liability of Representatives of Purchaser.  Subject to Section 11.2, no trustee, officer, shareholder, employee or agent of Purchaser shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Purchaser.  Seller shall look only to the assets of Purchaser for the payment of any sum or the performance of any obligation hereunder.

12.18       Waiver.  The Purchaser hereby acknowledges that it is a sophisticated purchaser of real properties and that it is aware of all disclosures the Seller is or may be required to provide to the Purchaser in connection with the transactions contemplated hereby pursuant to any applicable law, rule or regulation.

12.19       Further Assurances.  In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by the Seller and the Purchaser, the Seller and the Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to establish, confirm or otherwise evidence the Seller’s satisfaction of any disclosure obligations or to otherwise consummate the transactions contemplated hereby.

12.20       IRS Real Estate Sales Reporting; Affidavit of Legal Value.  Purchaser and Seller hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e).  Escrow Agent shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e).  Escrow Agent agrees to comply with the provisions of Executive Order 13224 regarding the Specially Designated Nationals Blocked Persons list.  Purchaser and Seller hereby authorize Escrow Agent to complete and file the affidavit of legal value required under A.R.S. §11-1133 on behalf of each party when recording the Deed.

12.21       Entire Agreement.  This Agreement and all Exhibits hereto and the instruments referred to herein contain the entire agreement and understanding between the parties hereto relating to the subject matter hereof.

12.22       Interrelation.  This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties.  The parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them as a result of the actual identity of the draftsman.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SELLER:

COP – DEER VALLEY, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

	By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

		By:	/s/ Terry Roussel
		Name:	Terry Roussel
		Its:	CEO

COP – PINNACLE PEAK, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

	By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

		By:	/s/ Terry Roussel
		Name:	Terry Roussel
		Its:	CEO

[signatures continue on the next page]

PURCHASER:

BUCHANAN STREET PARTNERS, L.P.,
a Delaware limited partnership

By:	/s/ Dominic J. Petrucci
Name:	Dominic J. Petrucci
Its:	CFO/COO

EXHIBIT “A”

Land

DEER VALLEY

Lots 1 and 2, DEER VALLEY COMMERCE CENTER AMENDED, a subdivision, recorded in Book 727 of Maps, page 12, records of Maricopa County, Arizona.

PINNACLE PARK

Lot 1, PINNACLE PARK 2, according to Book 760 of Maps, page 21, records of Maricopa County, Arizona and Affidavit of Correction recorded October 25, 2005 in Document No. 2005-1235738.

EXHIBIT “A”

EXHIBIT “B”

General Assignment and Assumption

(See attached copy)

EXHIBIT “B”

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of _____________, 2011 (“Effective Date”) by and between COP – DEER VALLEY, LLC, an Arizona limited liability company and COP – PINNACLE PEAK, LLC, an Arizona limited liability company (collectively, “Assignor”), and BUCHANAN STREET PARTNERS, L.P., a Delaware limited partnership (“Assignee”).

RECITALS

A.           Assignor and Assignee are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of November ___, 2011, with respect to that certain real property (the “Property”) more specifically described in “Exhibit 1” attached hereto and made a part hereof.

B.           Concurrently with the execution and delivery of this Assignment, Assignor is conveying the Property to Assignee.

C.           Assignor desires to assign, transfer and convey to Assignee to the extent assignable, and Assignee desires to obtain, all of Assignor’s right, title, interest, liabilities and obligations in and to the Contracts (as hereinafter defined).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

As of the Effective Date Assignor does hereby sell, assign, convey and transfer unto Assignee, to the extent assignable, and without representation or warranty of any kind or nature whatsoever, express or implied, all of Assignor’s right, title, interest, liabilities and obligations in and to the service contracts and assignable equipment leases (“Contracts”) described on “Exhibit 2” attached hereto and made a part hereof, provided, however, that Assignor makes no representation or warranty with respect to the assignability of same.

By execution of this Assignment, as of the Effective Date Assignee unconditionally assumes and agrees to perform all of the covenants, agreements, liabilities and obligations under the Contracts binding on Assignor or the Property arising after the Effective Date.

ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED THE CONTRACTS AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR.

EXECUTED to be effective ________________, 2011.

ASSIGNOR:

COP – DEER VALLEY, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

	By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

By:
Name:
Its:

COP – PINNACLE PEAK, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

	By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

By:
Name:
Its:

 [signatures continue on the next page]

ASSIGNEE:

___________,
a

By:
Name:
Title:

Exhibit 1 to Assignment and Assumption of Contracts

LEGAL DESCRIPTION

Exhibit 2 to Assignment and Assumption of Contracts

EQUIPMENT LEASES

EXHIBIT “C”

Assignment and Assumption of Leases

[See attached copy.]

EXHIBIT “C”

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES is hereby entered into as of __________________, 2011 (“Effective Date”), by and between COP – DEER VALLEY, LLC, an Arizona limited liability company and COP – PINNACLE PEAK, LLC, an Arizona limited liability company (collectively, “Assignor”), and BUCHANAN STREET PARTNERS, L.P., a Delaware limited partnership (“Assignee”).

1.           Assignment.  As of the Effective Date Assignor does hereby sell, assign, transfer and set over unto Assignee, without representation or warranty of any kind or nature whatsoever (except as set forth in the Purchase Agreement dated November __, 2011), express or implied, all of Assignor’s interest as landlord in and to (i) all leases of all or any portion of the buildings or other improvements located on the land described on Exhibit ”1” attached hereto and made a part hereof (the “Property”), which leases are more particularly described in Exhibit ”2” attached hereto and made a part hereof, and all guaranties of, or relating to, those leases and/or any portion of any lease, if any (collectively, the “Leases”), and (ii) all security deposits and advanced rentals paid or deposited by tenants or occupants under the Leases (the “Security Deposits”).

2.           Assumption.  Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, and (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations contained in Leases to be kept, paid, performed, observed and discharged by the landlord thereunder from and after the Effective Date, including without limitation, the payment of all broker’s commissions and tenant improvement allowances pursuant to the Purchase Agreement.

3.           Indemnities.  Assignee agrees to, and hereby does, indemnify, defend and hold harmless Assignor from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted against or imposed on or incurred by Assignor by reason of Assignee’s failure to perform any of its obligations under the Leases after the Effective Date during Assignee’s period of ownership, and including, without limiting the generality of the foregoing, by reason of Assignee’s disposition or alleged disposition of any of the Security Deposits.  Assignor shall indemnify, defend and hold Assignee harmless from and against all losses, costs, damages, liabilities and expenses (including attorneys’ fees) suffered or incurred by Assignee by reason of Assignor’s failure to comply with any of the terms of the Lease prior to the Effective Date and during Assignor’s period of ownership.

4.           Attorneys’ Fees.  In the event of any action between Assignor and Assignee seeking enforcement or interpretation of any of the terms and conditions to this Assignment, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees.  Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

5.           Successors.  This Assignment shall inure to the benefit of Assignor and Assignee, and their respective heirs, assigns and successors in interest.

6.           Counterparts.  This Assignment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

IN WITNESS WHEREOF, this Assignment and Assumption of Leases, has been executed by Assignor and Assignee as of the ____ day of __________, 2011.

ASSIGNOR:

COP – DEER VALLEY, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

By:
Name:
Its:

COP – PINNACLE PEAK, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

By:
Name:
Its:

 [signatures continue on the next page]

ASSIGNEE:

___________,
a

By:
Name:
Title:

EXHIBIT 1

EXHIBIT 2

EXHIBIT “D”

Bill of Sale

[See attached copy.]

EXHIBIT “D”

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made as of the _____ day of __________________, 2011 (“Effective Date”), by and between COP – DEER VALLEY, LLC, an Arizona limited liability company and COP – PINNACLE PEAK, LLC, an Arizona limited liability company (collectively, “Assignor”), and BUCHANAN STREET PARTNERS, L.P., a Delaware limited partnership (“Assignee”).

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignor hereby sells, transfers, assigns and conveys to Assignee as of the Effective Date, to the extent assignable, all right, title and interest of Assignor in and to all tangible personal property (“Personalty”) located on, and used in connection with the management, maintenance or operation of that certain land and improvements located on the real property, as more particularly described in Exhibit ”1” hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property.

2.           This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of November ___, 2011, between Assignor and Assignee.  Except as set forth in the Purchase Agreement, the Personalty conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITH ALL FAULTS AND EXCLUDES ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE.

3.           Assignee hereby accepts the assignment of the Personalty and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the Effective Date hereof.

[Signatures set forth on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

COP – DEER VALLEY, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

By:
Name:
Its:

COP – PINNACLE PEAK, LLC,
an Arizona limited liability company

By:	Cornerstone Operating Partnership, LP,
a Delaware limited partnership,
its Sole Member

By:	Cornerstone Core Properties REIT,
a Maryland corporation,
its General Partner

By:
Name:
Its:

 [signatures continue on the next page]

ASSIGNEE:

,
a

By:
Name:
Title:

Exhibit 1 to Bill of Sale

EXHIBIT “E”

Notices to Tenants

[See attached copy.]

EXHIBIT “E”

NOTICE TO TENANTS

_____________________, 2011

Dear __________:

You are hereby notified that _______________________________ (“Seller”), the current owner of __________________ (the “Property”) and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to _______________________ (“New Owner”), as of the above date.  In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $____________ (the “Security Deposit”) to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) arising after the above date.  New Owner acknowledges that New Owner has received from Seller and is responsible for the Security Deposit.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease arising after the above date, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns.

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

Please immediately forward a new certificate of insurance naming New Owner as an additional insured under your liability policy as required by your lease.

Very truly yours,

SELLER:
,
a

By:
Name:
Title:

NEW OWNER:
,
a

By:
Name:
Title:

EXHIBIT “F”

Form of Estoppel Certificate

[See attached copy.]

EXHIBIT “F”

FORM OF TENANT ESTOPPEL CERTIFICATE

Buchanan Street Partners, L.P.
620 Newport Center Drive, 8th Floor
Newport Beach, CA  92660
Attn:  Bob Peterson

    Re:           _________________________, __________ (the “Property”)

Gentlemen:

The purpose of this Tenant Estoppel Certificate is to provide information to BUCHANAN STREET PARTNERS, L.P., a Delaware limited partnership, and/or its assignee (the “Buyer”) and its lender (“Lender”) regarding certain premises leased by us located at the Property.  We, the undersigned tenant of the Property (the “Tenant”), do hereby certify to Buyer that:

1.           (a)          Name of Landlord:

(b)         Name of Tenant:

(c)         Date of Lease:

(d)         Date of Amendments or Modifications:

(e)         Current Term Expiration Date:

(f)          Net Leasable Area:

(g)         Unexercised Renewal Options (if any):

(h)         Current use of the leased premises:

(i)           Current Monthly Rent:

(j)           Current Additional Rent Payment (CAM, Insurance and Taxes):

(k)         Current or future rent concessions (if any):

(l)          Security Deposit:

(m)        Interest Earned on Security Deposit (if any):(n)      Guarantors (if any):

(o)         Unexercised Expansion Option (if any):

(p)         Termination Options (if any):

(q)         Unused tenant improvement allowance (if any):

(r)          Parking rights (if any):

(s)         Base Year for Taxes (if any):

(t)          Base Year Amount for Taxes (if any):

(u)         Base Year for Operating Expenses and Insurance (if any):

(v)         Base Year Amount for Operating Expenses and Insurance (if any):

2.           The lease (as amended, the “Lease”) as described in Paragraph 1 above, is in full force and effect and has not been amended, superseded or modified either orally or in writing except as specified in paragraph 1(d) above; a copy of the Lease is attached as Schedule A to this Certificate.  There are no other agreements relating to the Lease or the leased premises between Landlord and Tenant.  Tenant has no first rights of offer or refusal, options to purchase, or right to participate in any income, profits, or sales or refinancing proceeds derived from the Property or the leased premises.

3.           The Tenant is a tenant in full and complete possession of the leased premises under the terms of the Lease.  Tenant has not assigned the Lease or sublet all or any part of the leased premises except as follows:  _________________________________________________________________________________________________________________________________________________________________________
 ___________________________________________________________________________________________________________________________________________________________.

4.           All rent, charges, or other payments due to the Landlord under the Lease have been paid through and including ____________________________, and there have been no prepayments of rent or other obligations more than one month in advance.  Any operating expense escalation, tax escalation and other additional rent and percentage rent due under the Lease, to the Landlord, has been paid for the period covering _________________________ through _______________________________.

5.           All construction, improvements, other installations and parking facilities, to the extent required of Landlord under the Lease, have been completed and paid for pursuant to the terms of the Lease and to the satisfaction of Tenant except as follows:
 ___________________________________________________________________________________________________________________________________________________________

 ___________________________________________________________________________________________________________________________________________________________.

6.           To the best of Tenant’s knowledge, neither Landlord nor Tenant is in default in any material respect under any of the terms, covenants and conditions of the Lease, nor has any event occurred that, with the passage of time or the giving of notice or both, would constitute a default in any material respect by either party under the Lease.  No notice to terminate has been given to or by Tenant.

7.           Tenant has no claims, counterclaims, defenses or setoffs against Landlord arising under the Lease; nor is Tenant entitled to any concession, rebate, tenant improvement or other allowance or free rent for any period after the date of this Certificate except as follows:   ___________________________________________________________________________________________________________________________________________________________
 ___________________________________________________________________________________________________________________________________________________________
 _________________________________________.

8.           Tenant has no notice or knowledge of any sale, transfer, pledge or assignment of the Lease or of the rentals by Landlord, except as follows:
___________________________________________________________________________________________________________________________.
_________________________________________

9.           Tenant has not advanced any amounts to or on behalf of Landlord under the Lease that have not been reimbursed to Tenant in full other than the Security Deposit (and interest thereon, if any) and estimates for Additional Rent.

10.         There are no actions or proceedings involving Tenant under the Bankruptcy or insolvency laws of the United States or any State.

11.         All notices to be given to Tenant under, or in connection with, the Lease shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

12.         This certification shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

13.         Tenant does not use or store hazardous materials on or about the leased premises or Property, except as follows:  ___________________________________________.

14.         The assignment by Landlord of its interest under the Lease to Buyer shall not constitute an event of default under the Lease, and after receiving notification that such assignment has been consummated, Tenant shall deliver all subsequent payments required under the Lease to Buyer or as directed by Buyer.

Tenant acknowledges that Buyer and Lender are relying upon the statements in this Tenant Estoppel Certificate and does hereby warrant and affirm to and for the benefit of Buyer, and its successors and assigns that each of the foregoing statements is true, correct and complete as of the date hereof.  Tenant further represents and warrants that the individual signing this Tenant Estoppel Certificate has the authority to do so.

IN WITNESS WHEREOF, Tenant has caused this Tenant Estoppel Certificate to be executed by its duly authorized officer (set forth below) this ____ day of _________________, 2011.

[TENANT]

By:
Name:
Title:

Schedule 1

Form of Deed

Recording Requested by:
When recorded mail to:

SPECIAL WARRANTY DEED

File No.

For the consideration of TEN AND NO/100 DOLLARS, and other valuable considerations, I or we,

, the GRANTOR does hereby convey to

, the GRANTEE

the following described property situate in County, Arizona:

Subject To: Existing taxes, assessments, liens, encumbrances, covenants, conditions, restrictions, rights of way and easements of record.

And the GRANTOR binds itself and its successors to warrant the title as against its acts and none other, subject to the matters set forth.

DATED:

By:

[INCLUDE NOTARY BLOCK]

Schedule 2

List of Property Documents

[See attached copy.]

Due Diligence List

Property Information
Deer Valley
•	ALTA Survey (3 documents)
•	Phase I Environmental Assessment prepared by ENVIRON International Corporation dated June 13, 2006
•	Property Condition Report prepared by LandAmerica Assessment Corporation dated January 8, 2007
•	Property Condition Report prepared by Marketable Engineered Projects, LLC dated January 8, 2007
•	Roof Inspection Report prepared by The Alsan Group January 2, 2007
•	Title Commitment prepared by First American Title Insurance dated June 2011
•	Zoning Requirement Summary dated December 11, 2006

Pinnacle Park
•	ALTA Survey (2 documents)
•	Phase I Environmental Report
•	Property Condition Report prepared by LandAmerica Assessment Corporation dated September 7, 2007
•	Property Condition Report prepared by Marketable Engineered Projects, LLC dated August 31, 2007
•	Roof Inspection Report prepared by The Alsan Group September 6, 2007
•	Title Commitment prepared by First American Title Insurance dated June 2011
•	Zoning Requirement Summary dated September 13, 2007

Lease and Tenant Information

Both Buildings
•	Pinnacle and Deer Valley Occupancy spreadsheet

Deer Valley
•	Lease Abstracts as of August 17, 2010
o         Brown & White
o         Carlson Glass
o         Courtesy Coin
o         FSH Communications
o         Huffermen
o         Lanmor Services
o         Marsand
o         Phoenix Newspapers
o         Structured Cable
o         Superior Plus
o         US Air Conditioning

o         West Coast HVAC

•	Leases
o         Brown & White lease dated March 14, 2006
o         Carlson Glass
▪	Lease dated March 22, 2006
▪	Lease dated April 19, 2011
o         Courtesy Coin lease dated March 30, 2005
o         Courtesy Coin Lease commencement letter
o         D. Stephens LLC lease dated June 1, 2011
o         D. Stephens First Amendment
o         FSH Communications lease dated October 3, 2005
o         Huffermen lease dated July 20, 2005
o         Huffermen First Amendment with Lease Commencement Letter
o         Lanmor Services lease dated February 2, 2006
o         Marsand dba California Closet Company
▪	Lease dated September 27, 2005
▪	First Amendment to Lease dated February 17, 2006
▪	Second Amendment dated January 24, 2011
o         Phoenix Newspapers lease dated November 3, 2009
o         Structured Cable lease dated March 21, 205
o         US Air Conditioning lease dated October 3, 2007
o         West Coast HVAC Supply lease dated January 31, 2006
o	FSH Communications – Amendment to Irrevocable Letter of Credit, dated 8/3/06

•	Rent Rolls
o         Rent Roll dated June 3, 2011
o         Rent Roll dated March 15, 2011 with comments
o         Rent Roll dated March 14, 2011
o         Rent Roll dated August 17, 2010

Pinnacle Park
•	Lease Abstracts dated August 17, 2010
o         Carlson Systems
o         Diamondback Tactical
o         Huffermen (parts 1 & 2)
o         Marilyn & Richard Miller dba Miller’s Cats
o         PetSmart
o         Premier Industrial
o         RKF Architectural
•	Leases
o         Carlson Systems lease dated September 27, 2006
o         Diamondback Tactical
▪	Lease dated June 13, 2006
▪	Commencement Letter dated November 1, 2006
o         Huffermen

▪	Lease dated March 18, 2009
▪	Lease dated June 22, 2006
▪	Commencement Letter dated December 1, 2006
▪	First Amendment to Lease dated May 31, 2011
o         Marilyn & Richard Miller dba Miller’s Cats
▪	Lease dated February 19, 2008
▪	First Amendment to Lease dated December 15, 2010
o         PetSmart
▪	Lease dated May 14, 2009 (3 documents)
▪	Commencement Date Certificate dated June 16, 2009
o         Premier Industrial Supply
▪	Lease dated February 13, 2006
▪	Commencement Letter dated June 15, 2006
▪	Amended Commencement letter dated August 17, 2006
▪	First Amendment to Lease dated May 5, 2011
o         RKF Architectural
▪	Lease dated April 14, 2006
▪	Commencement Letter dated October 2, 2006
o         Closet Company Lease Commencement Letter
•	Lease Proposals and Renewals
▪	Hufferman Lease Proposal dated July 21, 2011
▪	Lease Renewal Letter of Intent for Miller’s Cats, dated August 5, 2011
•	Rent Rolls
o         Rent Roll dated June 3, 2011
o         Rent Roll dated March 15, 2011 with comments
o         Rent Roll dated March 14, 2011
o         Rent Roll dated August 17, 2010

Property Budgets
Deer Valley
•	2010 Budget
•	2011 Budget

Pinnacle Park
•	2010 Budget
•	2011 Budget

Tax Information
•	Current Tax Consultant and Pending Tax Appeals information

Deer Valley
•	Estimated Property Taxes per Tax Appeal Vendor
•	2010 Taxes
•	Property Tax Information from 2006 – 2010
•	2011 Tax Stubs

Pinnacle Park
•	Estimated Property Taxes per Tax Appeal Vendor
•	2010 Taxes
•	Property Tax information from 2006 – 2010
•	2011 Tax Stubs

Historical Occupancy, CAM and Expenses Information
•	Expenses Information
•	Prepaid Amortization Schedule

Deer Valley
•	Historical Occupancy Rates from 2007 through May 2011
•	2010-2011 CAM Information
•	Balance Sheet as of December 2008 through 2010
•	Balance Sheet as of June 2011
•	General Ledger January 2010 – June 2011

Pinnacle Park
•	Historical Occupancy Rates from 2007 to May 2011
•	2010-2011 CAM Information
•	Balance Sheet as of June 2011
•	Balance Sheet as of 2008 through 2010
•	General Ledger January 2010 to June 2011

Aged Receivables Report
•	Aged Receivables Report (Consolidated REIT & COP) as of 8/31/2011
•	Aged Receivables Report as of 8/31/11 – Deer Valley
•	Aged Receivables Report as of 8/31/11 – Pinnacle Park

Leasing and Management Agreement

Deer Valley
•	Leasing Agreement with Cushman & Wakefield, dated 11/28/07
•	Leasing Agreement Renewal Letter with Cushman & Wakefield, dated 1/3/11
•	Property Management Agreement with J & J Commercial Properties, dated 1/1/07

Pinnacle Park
•	Property Management Agreement with J & J Commercial properties, dated 9/13/07
•	Leasing Agreement with Cushman & Wakefield, dated 11/28/07
•	Leasing Agreement Renewal Letter with Cushman & Wakefield, dated 1/3/11

Insurance and Certificate of Occupancy

•	Insurance Certificate and Claims History – Deer Valley & Pinnacle
•	Certificate of Occupancy Application - Brown White
•	Certificate of Occupancy Application - Carlson

Vendor and Service Contracts

Deer Valley
•	Vendor List
•	Security and/or Patrol Service
•	Exterior Lighting Maintenance Agreement
•	Fire Sprinkler Agreement
•	Landscaping Agreement
•	Roof Maintenance Agreement

Pinnacle Park
•	Vendor List
•	Security Agreement
•	Fire sprinkler Agreement
•	Roof Maintenance Agreement
•	Landscaping Agreement

Utility Bills

Deer Valley
•	Water and Sewer
•	Electrical
•	Phone

Pinnacle Park
•	Water and Sewer
•	Electrical

Security Deposits

Deer Valley
•	Security Deposits as of July 2011

Pinnacle Park
•	Security Deposits as of July 2011

Tenant Rent Statements

Deer Valley (10 documents)

Pinnacle Park (8 documents)

PURCHASE AND SALE AGREEMENT

By and between

COP – DEER VALLEY, LLC, an Arizona limited liability company

and

COP – PINNACLE PEAK, LLC, an Arizona limited liability company as Seller

and

BUCHANAN STREET PARTNERS, L.P., a Delaware limited partnership as Purchaser

November ____, 2011

i

ii

iii